EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY

Name of Subsidiary	Jurisdiction of Incorporation

9164-4187 Quebec Inc (dba "Amadis")	Canada

Bedrock Automation Platforms, Inc.	Delaware

Calvatec Limited	England & Wales

Cambridge Analog Technologies, Inc.	Delaware

Genasic Design Systems Ltd.	England & Wales

Icron Technologies Corporation	Canada

Innova Card	France

L&L Engineering, LLC	New Hampshire

Maxim (I.P.) Enterprise Solutions Corporation	Philippines

Maxim Dallas (Shanghai) Semiconductor Trading Co. Ltd.	China

Maxim Dallas (Shanghai) Semiconductor Trading Co., Ltd. Beijing Haidian Branch	China

Maxim Dallas (Shanghai) Semiconductor Trading Co., Ltd. Shenzhen Branch	China

Maxim France SARL	France

Maxim Gesellschaft fur elektronische integrierte Bausteine GmbH	Germany

Maxim Holding Company Ltd.	Cayman Islands

Maxim India Integrated Circuit Design Private Limited	India

Maxim Integrated Acquisition GmbH	Germany

Maxim Integrated GmbH	Austria

Maxim Integrated Products (Ireland) Holdings Limited	Ireland

Maxim Integrated Products (Thailand) Co., Ltd.	Thailand

Maxim Integrated Products Asia Limited	Hong Kong

Name of Subsidiary	Jurisdiction of Incorporation

Maxim Integrated Products GmbH (Austria)	Austria

Maxim Integrated Products GmbH (Germany)	Germany

Maxim Integrated Products India Sales Private Limited	India

Maxim Integrated Products International Limited	Ireland

Maxim Integrated Products International Sales Ireland Ltd, Filial Sweden	Sweden

Maxim Integrated Products International Sales Japan GK	Japan

Maxim Integrated Products International Sales Limited	Ireland

Maxim Integrated Products International Sales Limited France Branch Office	France

Maxim Integrated Products International Sales Limited Italian Branch Office	Italy

Maxim Integrated Products International Sales Limited Singapore Branch	Singapore

Maxim Integrated Products International Sales Limited Türkiye Istanbul rtibat Bürosu	Turkey

Maxim Integrated Products International Sales Limited UK Branch Office	United Kingdom

Maxim Integrated Products International Sales Limited, Dublin (Ireland), Zurich Branch	Switzerland

Maxim Integrated Products International Sales Limited, Korean Branch	Korea, Republic Of

Maxim Integrated Products International Sales Limited, Philippines Branch Office	Philippines

Maxim Integrated Products International Sales Limited, Russian Sales Branch	Russian Federation

Maxim Integrated Products International Sales Limited, Taiwan Branch (Ireland)	Taiwan, Province Of China

Maxim Integrated Products Korea Inc.	Korea, Republic Of

Maxim Integrated Products UK Limited	England & Wales

Maxim Integrated Products UK Limited Italian Branch	Italy

Maxim Integrated Products, Inc.	Delaware

Name of Subsidiary	Jurisdiction of Incorporation

Maxim Integrated Products, Inc. Singapore Branch Office	Singapore

Maxim International Holding Inc.	Delaware

Maxim Island Holdings Corporation	British Columbia

Maxim Japan Co., Ltd	Japan

Maxim Mikroelektronik Tasarim ve Gelistirme Ltd. Sti	Turkey

Maxim Phil. Holding Corporation	Philippines

Maxim Phil. Land, Corporation*	Philippines

* This Subsidiary is 40% owned by the Registrant

Maxim Phil. Operating Corporation	Philippines

Maxim Semiconductor Corporation (Taiwan)	Delaware

Maxim Semiconductor Corporation (Taiwan), Taiwan Branch	Taiwan, Province Of China

Maxim Technology Ltd.	Cayman Islands

Mobilygen Corporation	California

MXIM Circuits Design Shanghai Limited	China

Phyworks Limited	England & Wales

Scintera Networks LLC	Delaware

TagArray, Inc.	Delaware

Teridian Semiconductor Corporation	California

Teridian Semiconductor Holdings Corp.	Delaware

Teridian Semiconductor Intermediate Holding Corp.	Delaware

Trinamic GmbH	Germany

Trinamic Motion Control GmbH & Co. KG	Germany

Trinamic OÜ	Estonia

Name of Subsidiary	Jurisdiction of Incorporation

Trinamic, Inc.	Delaware

Volterra Asia Pte. Ltd.	Singapore

Volterra Global Marketing Ltd.	Cayman Islands

Volterra Semiconductor LLC	Delaware

Volterra Semiconductor Technology (Shanghai) Co. Ltd.	China